Exhibit 10.10

TERMINATION AND MUTUAL RELEASE

This Termination and Mutual Release (this “Agreement”), by and among Microtune, Inc., a Delaware corporation (“M-Parent”), Microtune (Texas), L.P., a Texas limited partnership (“M-Sub” and, together with M-Parent, “Microtune”), Three-Five Systems, Inc., a Delaware corporation (“TFS-Parent”) and Three-Five Systems Pacific, Inc., a corporation duly organized under the laws of the Republic of the Philippines (“TFS-Sub” and, together with TFS-Parent, “TFS”), is executed to be effective as of June 3, 2005 (the “Effective Date”). M-Parent, M-Sub, TFS-Parent and TFS-Sub are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, TFS-Sub, M-Sub and NSF RF-Technologies (Phils.), Inc., a corporation duly organized under the laws of the Republic of the Philippines (“NSF”), entered into that certain Asset Purchase Agreement dated as of March 27, 2003 (the “2003 Purchase Agreement”), whereby, among other things, TFS-Sub (i) subleased from NSF certain real property located at the Granville Industrial Complex, Carmona, Cavite, Republic of the Philippines (the “Premises”), and (ii) purchased from M-Sub and NSF certain equipment, inventory, raw materials, and other personal property in connection with operating a manufacturing facility on the Premises;

WHEREAS, in connection with the execution of the 2003 Purchase Agreement, TFS-Parent and M-Parent entered into that certain TFS Manufacturing Agreement dated as of March 27, 2003 (the “TFS Manufacturing Agreement” and, together with the 2003 Purchase Agreement, the “2003 Transactions”), whereby M-Parent agreed to purchase certain electronic assemblies from TFS-Parent;

WHEREAS, contemporaneous with the execution of this Agreement, TFS-Parent, TFS-Sub, M-Parent and M-Sub will enter into that certain Asset Purchase Agreement (the “2005 Purchase Agreement”), whereby, among other things, M-Sub will purchase from TFS-Parent certain inventory, raw materials, work in process and finished goods; and

WHEREAS, in connection with and as a condition to the execution of the 2005 Purchase Agreement, the Parties will enter into this Agreement, whereby (i) the Parties have agreed to terminate the TFS Manufacturing Agreement, and (ii) TFS and Microtune have agreed to release each other from any Liabilities, Obligations or Claims (as defined herein) including, but not limited to, any Liabilities, Obligations or Claims arising in connection with the TFS Manufacturing Agreement, the 2003 Purchase Agreement and all other agreements and understandings related to the 2003 Transactions, and any Liabilities, Obligations or Claims arising in connection with any other transactions between TFS and Microtune, except to the extent such Liabilities, Obligations or Claims are specifically contemplated by, or arise in connection with, the 2005 Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Parties agree as follows:

1. Termination. The TFS Manufacturing Agreement and any surviving obligations thereunder are hereby terminated as of the Effective Date.

2. Waiver and Release.

2.1 TFS Waiver and Release. TFS-Parent and TFS-Sub and their respective affiliates, subsidiaries, officers, former officers, directors, former directors, shareholders, employees, former employees, agents, representatives, heirs, estates, successors and assigns, hereby release, remise, acquit, satisfy, and forever discharge each of M-Parent and M-Sub, and their respective affiliates, subsidiaries, officers, former officers, directors, former directors, shareholders, employees, former employees, agents, representatives, heirs, estates, successors and assigns, of and from all, and all manner of, action and actions, cause and causes of action, suits, liabilities, debts, losses, accounts, bills, interests, costs, obligations, agreements, damages, judgments, executions, claims and demands whatsoever, in law or in equity, now existing or hereafter arising, whether known or unknown (collectively, the “Liabilities, Obligations or Claims”), including, but not limited to, such Liabilities, Obligations or Claims arising in connection with the TFS Manufacturing Agreement, the 2003 Purchase Agreement and all other agreements and understandings related to the 2003 Transactions, and any Liabilities, Obligations or Claims arising in connection with any other transactions between TFS and Microtune, except to the extent such Liabilities, Obligations or Claims are specifically contemplated by, or arise in connection with, the 2005 Purchase Agreement.

2.2 Microtune Waiver and Release. M-Parent and M-Sub and their respective affiliates, subsidiaries, officers, former officers, directors, former directors, shareholders, employees, former employees, agents, representatives, heirs, estates, successors and assigns, hereby release, remise, acquit, satisfy, and forever discharge each of TFS-Parent and TFS-Sub, and their respective affiliates, subsidiaries, officers, former officers, directors, former directors, shareholders, employees, former employees, agents, representatives, heirs, estates, successors and assigns, of and from all, and all manner of, Liabilities, Obligations or Claims, including, but not limited to, such Liabilities, Obligations or Claims arising in connection with the TFS Manufacturing Agreement, the 2003 Purchase Agreement and all other agreements and understandings related to the 2003 Transactions, and any Liabilities, Obligations or Claims arising in connection with any other transactions between TFS and Microtune, except to the extent such Liabilities, Obligations or Claims are specifically contemplated by, or arise in connection with, the 2005 Purchase Agreement.

3. Miscellaneous.

3.1 Entire Agreement. This Agreement, together with the 2005 Purchase Agreement, embodies the entire agreement and understanding among the Parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof. The Parties hereto have not relied upon any promise, warranty or representation, either oral or written, other than as stated in this Agreement.

3.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument representing this Agreement among the Parties hereto and it shall not be necessary for the proof of this Agreement that any Party produce or account for more than one such counterpart.

3.3 Modification or Waiver. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by each Party hereto. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, covenant, representation or warranty in this Agreement.

3.4 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the effective period of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

3.5 Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any Party hereto; provided, however, that any Party hereto may assign this Agreement without the consent of the other Parties to any entity which controls, is controlled by or is under common control with the assigning Party, or to any entity resulting from the merger or consolidation of the assigning Party, or to any person or entity which acquires the assets of the assigning Party and such assignee shall assume in writing and in full, the obligations of the assigning Party under this Agreement. If assigned, the rights and obligations under this Agreement shall accrue to and be binding upon the permitted assigns or successors to this Agreement.

3.6 Section Headings. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

3.7 Governing Law. This Agreement is made under, and shall be governed by and construed in accordance with, the laws of the United States and the internal laws of the State of Delaware, without reference to its principles of conflicts of law.

3.8 Attorney’s Fees. In the event that any action is taken to enforce the terms of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorney fees and costs.

IN WITNESS WHEREOF, the undersigned Parties have executed this Termination and Mutual Release in one or more counterparts as of the Effective Date.

MICROTUNE, INC.

By:	/s/ Albert H. Taddiken
Name:	Albert H. Taddiken
Title:	Chief Operating Officer

MICROTUNE (TEXAS), L.P.

By:	MICROTUNE (GP), L.L.C., its general partner

By:	/s/ Albert H. Taddiken
Name:	Albert H. Taddiken
Title:	Chief Operating Officer

THREE-FIVE SYSTEMS, INC.

By:	/s/ Jack L. Saltich
Name:	Jack L. Saltich
Title:	President and Chief Executive Officer

THREE-FIVE SYSTEMS PACIFIC, INC.

By:	/s/ Jack L. Saltich
Name:	Jack L. Saltich
Title:	President and Chief Executive Officer